EXHIBIT 10.1

ALLOY, INC.

COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

Listed below are the base salaries for the fiscal year ending January 31, 2008 (“Fiscal 2007”) and bonuses and other compensation paid to certain named executive officers for services rendered during Fiscal 2007. Except as otherwise set forth below, bonuses and other compensation, if any, for services rendered during Fiscal 2007 have not yet been determined.

Named Executive Officer	Fiscal 2007 Base Salary($)		Cash Bonus($)	Value of Restricted Stock Grants($)		Stock Options(#)	All Other Compensation ($)
Matthew C. Diamond, Chief Executive Officer and Chairman	$420,000		—	—		—	—

James K. Johnson, Jr., President and Chief Operating Officer	$420,000		—	—		—	—

Joseph D. Frehe, Chief Financial Officer	$240,000	(1)	—	$50,000	(2)	—	—

Gary J. Yusko, Former Chief Financial Officer	$242,000	(3)	—	—		—	—

Gina R. DiGioia, Esq., Chief Legal Officer and Secretary	$225,000	(4)	$15,000	—		—	—

Robert L. Bell, Chief Technology Officer	$402,000	(5)	—	—		—	—

(1)	Mr. Frehe’s annual base salary was increased to $240,000 effective as of July 30, 2007 in connection with his promotion to Chief Financial Officer.
(2)	Consists of 5,230 shares of restricted stock granted on July 30, 2007 in connection with Mr. Frehe’s promotion to Chief Financial Officer at a price of $0.01 per share under our 2007 Employee, Director and Consultant Stock Incentive Plan, which shares are valued at $9.56 per share, the closing sale price of our common stock on July 30, 2007. The restrictions on these shares lapse annually over a three-year period, subject to our right of repurchase as outlined in a restricted stock agreement executed by Mr. Frehe and us.
(3)	Mr. Yusko resigned as Chief Financial Officer, effective as of July 13, 2007.
(4)	Ms. DiGioia’s annual base salary was increased to $225,000 effective as of July 30, 2007.
(5)	At Mr. Bell’s election, we defer payment of $100,000 of his base salary to pay the premiums on certain life insurance policies owned by us that insure Mr. Bell’s life.